UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 5, 2017

AutoWeb, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34761	33-0711569
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, Suite 200, Irvine, California	92612-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 225-4500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01
Entry into a Material Definitive Agreement.

Master License and Services Agreement

On October 5, 2017, AutoWeb, Inc., a Delaware corporation (“AutoWeb” or “Company”), and DealerX Partners, LLC, a Florida limited liability company (“DealerX”), entered into a Master License and Services Agreement (“License Agreement”). Pursuant to the terms of the License Agreement, AutoWeb will receive a perpetual license to access and use DealerX’s proprietary platform and technology for targeted, online marketing (“Platform License”). DealerX will operate the platform for AutoWeb and provide enhancements to and support for the DealerX platform (these operation, enhancement, and support obligations are collectively referred to herein as the “Platform Support Obligations”) for an initial five year period (“Initial Platform Support Period”), which may be extended in perpetuity as described below.

The transaction consideration consists of: (i) $8.0 million in cash paid to DealerX upon the execution of the License Agreement and (ii) the right to have issued to DealerX 710,856 shares of AutoWeb’s common stock, par value $0.001 per share (“Common Stock”) (subject to proportional adjustment for subdivision or combination of the Common Stock as set forth in the License Agreement), representing approximately five percent of the Company’s outstanding Common Stock as of the date the parties entered into the License Agreement (“Market Capitalization Shares”) if on or before October 5, 2022: (i) AutoWeb’s market capitalization averages at least $225 million over a consecutive 90 day period or (ii) there is a change in control of AutoWeb that reflects a market capitalization of at least $225 million. In the event that the Market Capitalization Shares are issued to DealerX, DealerX’s Platform Support Obligations will continue in perpetuity. Alternatively, upon the occurrence of certain events prior to the issuance of the Market Capitalization Shares, AutoWeb may elect to make an additional lump-sum payment of $12.5 million (“Alternative Cash Payment”) in order to extend DealerX’s Platform Support Obligations in perpetuity. If the Alternative Cash Payment is made, DealerX’s contingent right to receive the Market Capitalization Shares will be terminated. The events that give rise to AutoWeb’s election to pay the Alternative Cash Payment are: (i) a change in control of AutoWeb that reflects a market capitalization of less than $225 million; (ii) the expiration of the Initial Platform Support Period; (iii) a change in control of DealerX; (iv) an AutoWeb bankruptcy or other insolvency event; and (v) any transfer or assignment of the License Agreement by AutoWeb where the Platform Support Obligations have not previously become perpetual.

In the event that the Platform Support Obligations expire at the end of the Initial Platform Support Period without becoming perpetual or the Platform Support Obligations are otherwise terminated in accordance with the License Agreement, the Platform License will continue in effect and the Company will continue to be able to use and operate the Platform as it exists at the time the Platform Support Obligations expire or terminate, without further benefit of the Platform Support Obligations.

The License Agreement contains representations, warranties, and covenants that AutoWeb believes are customary for a licensing transaction of this size and nature.

The foregoing description of the License Agreement is not complete and is qualified in its entirety by reference to the Master License and Services Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

Stockholder Agreement

Concurrently with the execution and delivery of the License Agreement, AutoWeb, DealerX, and Jeffrey Tognetti (DealerX’s Manager and President), a Designated Restricted Stockholder Affiliate, entered into a Stockholder Agreement (“Stockholder Agreement”).

In the event that the Market Capitalization Shares are issued, the Stockholder Agreement contains various restrictions and limitations on transfers of the Market Capitalization Shares. AutoWeb is granted a right of first refusal on any shares proposed to be transferred by DealerX and a right to repurchase the Market Capitalization Shares from DealerX in the event of a change in control of DealerX. Upon issuance of the Market Capitalization Shares, DealerX will grant AutoWeb an irrevocable proxy to vote the Market Capitalization Shares. DealerX also agreed to certain standstill provisions restricting the acquisition of additional shares of Common Stock and prohibiting DealerX from engaging in other actions relating to control of the Company. Certain restrictions and other provisions of the Stockholder Agreement terminate after five years. However, the proxy and standstill provisions will only terminate at such time as DealerX and its affiliates own less than 4.9% of the outstanding shares of the Common Stock. The Stockholder Agreement also grants DealerX certain demand and “piggy back” registration rights with respect to the Market Capitalization Shares.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder Agreement which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K and which is incorporated herein by reference.

The assertions embodied in the representations, warranties and covenants included in the License Agreement and Stockholder Agreement were made solely for purposes of the licensing transaction and may be subject to important qualifications and limitations. Moreover, some of those representations, warranties and covenants may not be accurate or complete as of any specified date, may be subject to contractual materiality standards or may have been included for the purposes of allocating risk between the parties rather than establishing matters as facts. In addition, certain of the representations and warranties are subject to knowledge qualifications, which means that they would not be deemed untrue, inaccurate or incorrect as a result of matters of which the party making the representation did not have knowledge. For these reasons, investors should not rely on these representations, warranties and covenants as statements of factual information.

Exemption Under NOL Plan

In connection with the possible issuance of the Market Capitalization Shares pursuant to the License Agreement, the Board of Directors of AutoWeb (“Board”) considered exercising its discretionary authority under the Company’s Tax Benefit Preservation Plan (“NOL Plan”) to deem DealerX not to be an “Acquiring Person” (as defined in the NOL Plan) and to grant an exemption under the NOL Plan to allow DealerX with respect to DealerX’s beneficial ownership of the Market Capitalization Shares.

The NOL Plan was adopted to protect stockholder value by preserving the Company’s substantial net operating loss carry-forwards and other tax attributes for United States federal income tax purposes (“Tax Benefits”) that can generally be used to offset future taxable income and therefore reduce federal income tax obligations. However, the Company’s ability to use the Tax Benefits will be adversely affected if there is an “ownership change” of the Company as defined under Section 382 of the Internal Revenue Code (“Section 382”). In general, an ownership change will occur if the Company’s “5% shareholders” (as defined under Section 382) collectively increase their ownership in the Company by more than 50% over a rolling three-year period. The NOL Plan was adopted to reduce the likelihood that the Company’s use of its Tax Benefits could be substantially limited under Section 382. The NOL Plan is intended to deter any “Person” (as defined in the NOL Plan) from becoming an Acquiring Person and thereby jeopardizing the Company’s Tax Benefits. In general, an Acquiring Person is any Person, itself or together with all “Affiliates” (as defined in the NOL Plan) of such Person, that becomes the “Beneficial Owner” (as defined in the NOL Plan) of 4.90% (“Plan Limit”) or more of the Company’s outstanding “Common Stock” (as defined in the NOL Plan). Under the NOL Plan, the Board may, in its sole discretion, exempt any person from being deemed an Acquiring Person for purposes of the NOL Plan if the Board determines that such person’s ownership of Common Stock will not be likely to directly or indirectly limit the availability of the Company’s Tax Benefits or is otherwise in the best interests of the Company (“Plan Exemption”).

The Board considered and granted DealerX and its Affiliates a Plan Exemption with respect to the Market Capitalization Shares, subject to and in reliance upon DealerX entering into and remaining in compliance with the terms and conditions set forth in the Stockholder Agreement.

The foregoing description of the NOL Plan does not purport to be complete and is qualified in its entirety by reference to the Tax Benefit Preservation Plan dated as of May 26, 2010 between the Company and Computershare Trust Company, N.A., as rights agent, together with the following exhibits thereto: Exhibit A – Form of Right Certificate; and Exhibit B – Summary of Rights to Purchase Shares of Preferred Stock of the Company, which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on June 2, 2010 (SEC File No. 000-22239), as amended by Amendment No. 1 to Tax Benefit Preservation Plan dated as of April 14, 2014, between the Company and Computershare Trust Company, N.A., as rights agent, which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 16, 2014 (SEC File No. 001-34761), and as amended by Amendment No. 2 to Tax Benefit Preservation Plan dated as of April 13, 2017 between the Company and Computershare Trust Company, N.A., as rights agent, which is incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the SEC on April 14, 2017 (SEC File No. 001-34761), together with the Certificate of Adjustment Under Section 11(m) of the Tax Benefit Preservation Plan, which is incorporated herein by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012 filed with the SEC on November 8, 2012 (SEC File No. 001-34761).

Item 3.02
Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 3.02 insofar as such information relates to the right to receive the Market Capitalization Shares. The right to receive the Market Capitalization Shares is issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended, which exempts from registration transactions by an issuer not involving any public offering. The right to receive the Market Capitalization Shares is nontransferable or assignable except to an acquirer of DealerX in connection with a change in control of DealerX (as set forth in the License Agreement); provided that the License Agreement is also concurrently transferred to and fully assumed by the acquirer. In addition, the Market Capitalization Shares, if issued, will be subject to the Stockholder Agreement providing for, among other things, restrictions on transfer.

Item 9.01
Financial Statements and Exhibits.

(d)
Exhibits

10.1‡
Master License and Services Agreement dated as of October 5, 2017 by and between AutoWeb, Inc. (formerly Autobytel Inc.) and DealerX Partners, LLC.

10.2‡
Stockholder Agreement dated as of October 5, 2017 by and between AutoWeb, Inc. (formerly Autobytel Inc.), DealerX Partners, LLC, and Jeffrey Tognetti.

‡
Certain schedules in these Exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. AutoWeb will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request; provided, however, that AutoWeb may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 11, 2017
AUTOWEB, INC.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary